EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-20029-01, 333-70943, 333-49079, 333-53312 and 333-105816) and Form S-8 (Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-45650, 333-38596, 333-70933, 333-37733, 333-24577, 333-53334, 333-61842, 333-61844, 333-102285, and 333-111032) of Watson Pharmaceuticals, Inc. of our report dated February 27, 2004 relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Orange County, California

March 12, 2004